Exhibit 99.1

 WEX First Quarter 2019 Earnings  May 2, 2019

 WEX Forward-Looking Statements  This earnings presentation contains forward-looking statements, including statements regarding: financial guidance; assumptions underlying the Company's financial guidance; future growth opportunities; expectations for customer conversions; profitability; technology advances; and, market expansion. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings presentation and the discussion accompanying it, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: tthe effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the material weaknesses disclosed in Item 9A of the Company's annual report on Form 10-K for the year ended December 31, 2018 and the effects of the Company's investigation and remediation efforts in connection with certain immaterial errors in the financial statements of our Brazilian subsidiary; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2018 filed on Form 10-K with the Securities and Exchange Commission on March 18, 2019.  The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this earnings presentation and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income, please see our most recent earnings release, issued on May 2, 2019. See the Appendix to this presentation for an explanation and reconciliation of non-GAAP adjusted net income (or “ANI”) to GAAP net income, ANI per diluted share to GAAP net income per diluted share, and adjusted operating margin to GAAP operating margin.

 1Q2019 Highlights    Fleet    Travel & Corporate    Health & Employee Benefits  8%   (9)%    4%   1Q2019 Segment Revenue Growth Vs. 1Q2018   +19%   +22%   +1%   US Healthcare up 31%

Strategic Pillars


Build upon our best in class GROWTH ENGINE
Lead through SUPERIOR TECHNOLOGY
Drive scale through SUPERIOR EXECUTION
LEVERAGE OUR CULTURE to attract and retain the best employees

HIGHLIGHTS FOR THE QUARTER

- Great start to 2019 on heels of record results in 2018
- Transition of Shell portfolio completed; Chevron on track to complete by end of Q2
- Completed acquisitions of Discovery Benefits and Noventis; announced EG Fleet
- Continued rollout of Clearview Snap analytics now at more than 6,000 customers
- Driver Dash mobile payment app in testing with another large oil company
- Impressive corporate payments volume growth of nearly 50%
- Robust enrollment season leads to strong revenue growth in US Health business
- Large focus on onboarding new employees from recent acquisitions

4

Executing on the WEX Strategy

BUILDING UPON OUR BEST-IN-CLASS GROWTH ENGINE

LEADING WITH SUPERIOR PRODUCTS AND TECHNOLOGY

FLEET

- Onboarding Shell portfolio completed
- Onboarding Chevron portfolio on track for Q2 completion
- Driver Dash pilot with large merchant
- 45% increase in SmartHub mobile app utilization
- Optimization of marketing tools leading to small fleet growth

TRAVEL & CORPORATE

- Completed acquisition of Noventis expanding our capabilities in corporate payments market
- Progress on Noventis product integration
- Signed Mondee Travel, one of the largest airline aggregators
- Launched new UI enhancing and modernizing experience for both direct clients and partners

HEALTH & EMPLOYEE BENEFITS

- Enhanced HSA usability and guidance
- Advanced consumer analytics including proprietary healthcare financial index
- New electronic provider payment capability allows providers to choose preferred payment method

5

Corporate Payments Spotlight

Optimize payment workflows for buyers and suppliers

End Customers



U.S. Businesses

MARKET SIZE

$7.5B

in revenue

NEEDS AND DESIRES ADDRESSED

- Operational burden managing Accounts Payable
- Cash flow optimization
- Security and fraud concerns
- A/P department from cost center to profit center

Channels

- **Direct to Corporate**
- **Financial Institutions**
- **Technology Partners**

WEX Value

Scale	Optionality	Agility	Global Reach	Expertise
$60B in spend volume	Networks and products	Modern technology	Settlements in more than 20 currencies	Deep industry expertise

6

 WEX First Quarter 2019 Financial Results

 Company Results - Q1 2019     1Q19  1Q18  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $381,876  $354,028  $27,848  7.9%            Net income attributable to shareholders  $16,134  $51,970  $(35,836)  (69.0)%  Net income attributable to WEX Inc. per diluted share  $0.37  $1.20  $(0.83)  (69.2)%            Adjusted net income attributable to shareholders  $74,824  $82,018  $(7,194)  (8.8)%  Adjusted net income attributable to shareholders per diluted share  $1.72  $1.89  $(0.17)  (9.0)%  First quarter results building a solid foundation for remainder of the year  In thousands except per share data

 Revenue Breakdown - Q1 2019     1Q19  1Q18  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $381,876  $354,028  $27,848  7.9%  Segment Revenue          Fleet Solutions  $232,782  $230,365  $2,417  1.0%  Travel and Corporate Solutions  $81,648  $66,779  $14,869  22.3%  Health and Employee Benefit Solutions  $67,446  $56,884  $10,562  18.6%  Double digit growth rate for Travel and Corporate Solutions and Health and Employee Benefit Solutions Segments  In thousands unless otherwise noted

 Fleet Solutions    1Q19  1Q18  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  232,782  230,365  2,417  1.0%  Payment Processing Revenue ($)  107,408  106,978  430  0.4%  Finance Fee Revenue ($)  45,864  43,604  2,260  5.2%  All Other Revenue ($)  79,510  79,783  (273)  (0.3)%            Payment Processing Transactions  115,404  109,827  5,577  5.1%  Net Payment Processing Rate (%)  1.27%  1.27%  —%  —%  Average US Fuel Price ($/gallon)  $2.67  $2.78  $(0.11)  (4.0)%  Net Late Fee Rate (%)  0.44%  0.41%  0.03%  7.3%  Strength in North America Fuel Business offset by international markets and lower fuel prices  In thousands unless otherwise noted

 Travel and Corporate Solutions    1Q19  1Q18  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  81,648  66,779  14,869  22.3%  Payment Processing Revenue ($)  59,998  44,777  15,221  34.0%  All Other Revenue ($)  21,650  22,002  (352)  (1.6)%            Purchase Volume ($)  8,405,661  7,940,543  465,118  5.9%  Net Interchange Rate (%)  0.71%  0.56%  0.15%  26.8%  Corporate payments growth and acquisition of Noventis drive strong revenue growth  In thousands unless otherwise noted

 Health and Employee Benefit Solutions    1Q19  1Q18  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)  67,446  56,884  10,562  18.6%  Payment Processing Revenue ($)  19,392  16,699  2,693  16.1%  Account Servicing Revenue ($)  37,262  27,025  10,237  37.9%  All Other Revenue ($)  10,792  13,160  (2,368)  (18.0)%            Purchase Volume * ($)  1,657,588  1,503,400  154,188  10.3%  Average Number of SaaS Accounts*  12,729  10,826  1,903  17.6%  Strong US Health revenue growth bolstered by acquisition of Discovery Benefits  In thousands unless otherwise noted* US Only

 Selected Operating Expenses and Margins  Processing costs are up mainly due to acquisitions and Shell/Chevron portfoliosFleet credit loss was 15.7 basis points from 12.5G&A up primarily for acquisitionsSales and marketing expenses up mainly due to Shell/Chevron, acquisitions and partner rebates  (In thousands)  1Q19  1Q19    1Q18  1Q18    $ ∆ Yr/Yr  $ ∆ Yr/Yr    % ∆ Yr/Yr    Processing costs  $  91,119    $  73,106    $  18,013    24.6  %  Service fees  $  14,246    $  12,326    $  1,920    15.6  %  Provision for credit losses  $  17,791    $  14,226    $  3,565    25.1  %  Operating interest  $  9,564    $  8,485    $  1,079    12.7  %  General and administrative  $  64,405    $  55,309    $  9,096    16.4  %  Sales and marketing  $  64,119    $  56,541    $  7,578    13.4%    1Q19  1Q18  ∆ Yr/Yr in basis points  GAAP operating income margin  18.1%  23.7%  (560)  Non-GAAP adjusted operating income margin  34.1%  38.8%  (470)  Operating Income Margin      Cost of services  Selling general and administrative  Selected Operating Expenses (GAAP)

 Tax Rate  Key Updates  ANI tax rate down slightly from Q1 2018 due to mix of US vs foreign earnings

 Additional Balance Sheet Items  Key Updates  Corporate cash1 balance was $96.5 million Borrowing capacity of $547 million on line of creditTotal financing debt includes $50 million deferred payment for DBI acquisition which will paid Jan 2020Leverage ratio was 4.0, due to recent acquisition activityIncreased capacity of Term A and Revolver in January 2019Interest rate hedges in place with a market value of $5.8 million Significant mitigation of interest rate risk - approximately 65% of Financing Debt at effectively fixed rates  1 Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company’s amended 2016 Credit Agreement as filed with the SEC

Guidance

2019 full year guidance increased to reflect higher fuel prices projected by the market

	2Q2019 OUTLOOK	Δ Yr/Yr	FY2019 OUTLOOK	Δ Yr/Yr
Revenue (in millions)	$438 - $443	18% - 19%	$1,705 - $1,745	15% - 17%
Adjusted Net Income[1] (in millions)	$97 - $100	8% - 11%	$399 - $416	12% - 17%
Adjusted Net Income Earnings per Diluted Share[1]	$2.22 - $2.28	7% - 10%	$9.10 - $9.50	11% - 16%
Domestic Fuel Prices ($ / Gallon)	$2.85		$2.78	
Fleet Credit Loss (Basis Points)	11 - 16		13 - 18	
Adjusted Net Income Tax Rate	24.5% - 26%		24.5% - 26%	
Number of Shares Outstanding	43.8 million		43.8 million	

1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interest and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on derivative instruments and acquisition and divestiture related items, which may have a significant impact on our financial results.

16

 Appendix

WEX Non-GAAP Reconciliation

(in thousands except per share data)	Three Months Ended March 31,			
	2019		2018	
		per diluted share		per diluted share
Net income attributable to shareholders	**$ 16,134**	**$ 0.37**	$ 51,970	$ 1.20
Unrealized losses (gains) on financial instruments	**11,912**	**0.27**	(13,508)	(0.31)
Net foreign currency remeasurement losses (gains)	**3,885**	**0.09**	(390)	(0.01)
Acquisition–related intangible amortization	**33,888**	**0.78**	35,236	0.81
Other acquisition and divestiture related items	**9,780**	**0.23**	637	0.01
Stock–based compensation	**10,442**	**0.24**	8,955	0.21
Restructuring and other costs	**2,755**	**0.06**	5,671	0.13
Debt restructuring and debt issuance cost amortization	**6,496**	**0.15**	6,692	0.15
ANI adjustments attributable to non–controlling interest	**(573)**	**(0.01)**	(352)	(0.01)
Tax related items	**(19,895)**	**(0.46)**	(12,893)	(0.30)
Adjusted net income attributable to shareholders	**$ 74,824**	**$ 1.72**	$ 82,018	$ 1.89

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WEX Non-GAAP Reconciliation    Three Months Ended March 31,  Three Months Ended March 31,            (In thousands)  2019  2019      2018  2018    Operating income (GAAP)  $  68,935      $  83,859    Acquisition-related intangible amortization    33,888        35,236    Other acquisition and divestiture related items    9,780        637    Debt restructuring    4,400        3,015    Stock-based compensation    10,442        8,955    Restructuring and other costs    2,755        5,671    Adjusted operating income (Non-GAAP)  $  130,200      $  137,373      Three Months Ended March 31,  Three Months Ended March 31,            (In thousands except margin data)  2019  2019      2018  2018    Operating income (GAAP)  $  68,935      $  83,859    Total Revenue  $  381,876      $  354,028    Operating income margin (GAAP)    18.1%      23.7  %                  Adjusted operating income (Non-GAAP)  $  130,200      $  137,373    Total Revenue  $  381,876      $  354,028    Adjusted operating income margin (Non-GAAP)    34.1%      38.8%

 WEX Non-GAAP Reconciliation  The Company's non-GAAP adjusted net income excludes unrealized gains and losses on financial instruments, net foreign currency remeasurement gains and losses, acquisition-related intangible amortization, other acquisition and divestiture related items, stock-based compensation, restructuring and other costs, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interests and certain tax related items. Although adjusted net income is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this non-GAAP measure is integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers this measure integral because it excludes the above-specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because:Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company's underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, receivable and payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations.The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses of divestitures facilitates the comparison of our financial results to the Company's historical operating results and to other companies in our industry.Stock-based compensation is different from other forms of compensation as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.Restructuring and other costs are related to certain identified initiatives to further streamline the business, improve the Company's efficiency, create synergies and to globalize the Company's operations, all with an objective to improve scale and increase profitability going forward. This also includes other immaterial costs that the Company has incurred and are non-operational and non-recurring. We exclude these items when evaluating our continuing business performance as such items are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry.The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest, have no significant impact on the ongoing operations of the business.The tax related items are the difference between the Company’s U.S. GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s U.S. GAAP tax provision.For the same reasons, WEX believes that adjusted net income may also be useful to investors as one means of evaluating the Company's performance. However, because adjusted net income is a non-GAAP measure, it should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income as used by WEX may not be comparable to similarly titled measures employed by other companies.